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                                                                   Exhibit 3.11

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                   B&G FOODS, INC.

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware;

         B&G FOODS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY;

         FIRST: That, by means of a certificate of consent of the sole director of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable; and that the resolution setting forth said proposed amendments is as follows:

              RESOLVED, that the Certificate of Incorporation of the Corporation be amended by: (1) deleting the terms "B&G FOODS, INC." where they appear in the heading of the Certificate of Incorporation of the Corporation and adding in lieu thereof the terms "ROSELAND DISTRIBUTION COMPANY"; and (2) deleting Article 1 of the Certificate of Incorporation of the Corporation and adding in lieu thereof the following new Article 1:

                   1. NAME. The name of the corporation is ROSELAND DISTRIBUTION COMPANY (the "Corporation").

         SECOND: That said amendments were authorized by the sole stockholder of the Corporation, by means of a certificate of consent of the sole stockholder.


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         THIRD:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its officers thereto duly authorized this 6th day of August, 1997.


                                       By: /s/
                                          --------------------------------
                                            David L. Wenner
                                            President


ATTEST


/s/
-------------------------
Robert Cantwell
Secretary


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